EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gary R. Heminger, Timothy T. Griffith and John J. Quaid, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, par value $0.01 per share, of the Registrant issuable in connection with the plans specified therein, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of October 2018.

/s/ Gary R. Heminger	/s/ Timothy T. Griffith
Gary R. Heminger	Timothy T. Griffith
Chairman of the Board and Chief Executive Officer (principal executive officer)	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ John J. Quaid	/s/ Abdulaziz F. Alkhayyal
John J. Quaid	Abdulaziz F. Alkhayyal
Vice President and Controller (principal accounting officer)	Director

/s/ Evan Bayh	/s/ Charles E. Bunch
Evan Bayh	Charles E. Bunch
Director	Director

/s/ Steven A. Davis	/s/ Donna A. James
Steven A. Davis	Donna A. James
Director	Director

/s/ James E. Rohr	/s/ Frank M. Semple
James E. Rohr	Frank M. Semple
Director	Director

/s/ J. Michael Stice	/s/ John P. Surma
J. Michael Stice	John P. Surma
Director	Director